Exhibit 10.1

AMENDMENT NO. 1 AND WAIVER

This Amendment No. 1 and Waiver, dated as of June 10, 2016 (this “Amendment”), with respect to that certain credit agreement, dated as of April 30, 2015, among 21st Century Oncology, Inc., a Florida corporation (“Borrower”), 21st Century Oncology Holdings, Inc., a Delaware corporation (“Holdings”), the institutions from time to time party thereto as lenders, Morgan Stanley Senior Funding, Inc., as Administrative Agent and the other agents and arrangers named therein (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), is entered into among Borrower, Holdings, the other Loan Parties and the Required Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower hereby informs Administrative Agent and the Lenders that defaults exist under Section 6.1(a)(3) of the Senior Notes Indenture as a result of Borrower’s failure to deliver (i) all financial information (including audited financial statements and a report on the annual financial statements by the Borrower’s independent registered public accounting firm) that would be contained in an annual report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015 as and when required pursuant to Section 3.10(a)(1) of the Senior Notes Indenture and (ii) all financial  information that would be required to be contained in a quarterly report on Form 10-Q with the SEC for the fiscal quarter ending March 31, 2016 as and when required pursuant to Section 3.10(a)(2) of the Senior Notes Indenture (collectively, the “Senior Notes Financial Deliveries Default”);

WHEREAS, certain Defaults exist under Section 8(d) of the Credit Agreement as a result of the Borrower’s failure to deliver (i) audited annual financial statements and related reports and certificates for the year ended December 31, 2015 pursuant to Section 6.1(a), 6.1(c) and 6.2(a) of the Credit Agreement and (ii) quarterly financial statements and related reports and certificates for the quarter ended March 31, 2016 pursuant to Section 6.1(b), 6.1(c) and 6.2(a) of the Credit Agreement, which failures, if not cured, become Events of Default under the Credit Agreement.

WHEREAS the Borrower has requested, and Administrative Agent and the Lenders party hereto (which constitute Required Lenders) have agreed, to waive Defaults or Events of Default which (x) may arise under Section 8(e) of the Credit Agreement solely as a result of the Senior Notes Financial Deliveries Default and (y) arise under Section 8(d) of the Credit Agreement solely as a result of the Credit Agreement Financial Delivery Default (as defined below), in each case, subject to the terms and conditions contained herein;

WHEREAS  the Borrower, Administrative Agent and the Lenders party hereto have agreed to amend, and provide a waiver with respect to, the Credit Agreement as set forth herein; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.         Limited Waivers.

(a)           Administrative Agent and the Lenders hereby waive any Default or Event of Default which may arise under Section 8(e)(iii) of the Credit Agreement prior to or on July 31, 2016 solely as a result of the Senior Notes Financial Deliveries Default (such Defaults or Events of Default, the “Senior Notes Cross Default”); provided, however, that no Event of Default under Section 8(e)(iii) as a result of the  Indebtedness under the Senior Notes becoming due prior to its stated maturity, by acceleration or otherwise (a “Senior Notes Cross Acceleration Event”), is hereby waived, regardless of whether such Senior Notes Cross Acceleration Event occurs as a result of the Senior Notes Cross Default or otherwise.  This is a limited waiver and shall not be deemed to constitute a waiver of any Default or Event of Default (other than the Senior Notes Cross Default) or any prior, current or future breach of the Credit Agreement or any of the other Loan Documents or any other requirements of any provision of the Credit Agreement or any other Loan Documents; provided further, that nothing herein shall constitute a waiver of any Default or Event of Default which may arise under Section 8(e)(iii) of the Credit Agreement after July 31, 2016 as a result of the Senior Notes Financial Deliveries Default.  For the avoidance of doubt, other than in respect of a Senior Notes Cross Acceleration Event, it is understood and agreed that no Senior Notes Cross Default shall exist at any time as a result of the Senior Notes Financial Deliveries Default if, prior to or on July 31, 2016, the Borrower delivers to the trustee under the Senior Notes Indenture (i) all financial information (including audited financial statements and a report on the annual financial statements by the Borrower’s independent registered public accounting firm) that would be contained in an annual report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015 as was required pursuant to Section 3.10(a)(1) of the Senior Notes Indenture and (ii) all financial  information that would be required to be contained in a quarterly report on Form 10-Q with the SEC for the fiscal quarter ending March 31, 2016 as was required pursuant to Section 3.10(a)(2) of the Senior Notes Indenture.

(b)  The Administrative Agent and the Lenders hereby waive through 11:59 pm (prevailing New York time) on July 31, 2016 (the “Extended Financial Delivery Time”) any Default or Event of Default which has arisen or may arise under Section 8(d) of the Credit Agreement on or prior to July 31, 2016 solely as a result of Borrower’s failure to deliver (i) audited annual financial statements and related reports and certificates for the year ended December 31, 2015 pursuant to Section 6.1(a), 6.1(c) and 6.2(a) of the Credit Agreement (collectively, the “Specified FY2015 Deliverables”) and (ii) quarterly financial statements and related reports and certificates (the “Specified Q1 Deliverables” and together with the Specified FY2015 Deliverables, the “Specified Deliverables”) for the quarter ended March 31, 2016 pursuant to Section 6.1(b), 6.1(c) and 6.2(a) of the Credit Agreement (collectively, the “Credit Agreement Financial Delivery Default” and together with the Senior Notes Cross Default, the “Specified Defaults”) and, in the event the Specified Deliverables are delivered on or prior to the Extended Financial Delivery Time, no Default or Event of Default shall exist or result from the Credit Agreement Financial Delivery Default.  This is a limited waiver and shall not be deemed to constitute a waiver of any Default or Event of Default (other than the Specified Defaults) or any prior, current or future breach of the Credit Agreement or any of the other Loan Documents or any other requirements of any provision of the Credit Agreement or any other Loan Documents; provided further, that nothing herein shall constitute a waiver of the Credit Agreement Financial Delivery Default to the extent the Specified Deliverables are not furnished to the Administrative Agent (for further distribution to the Lenders) prior to the Extended Financial Delivery Time.  For the avoidance of doubt, it is understood and agreed that, notwithstanding anything contained to the contrary in Section 8(d) of the Credit Agreement or in this Amendment, there shall be an immediate Event of Default if the Specified Deliverables are not delivered to the Administrative Agent prior to the Extended Financial Delivery Time.

Section 2.         Amendments

Effective as of the Amendment No. 1 Effective Date:

(a)                                 Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Amendment No. 1” shall mean that certain Amendment No. 1 and Waiver to this Agreement, dated the Amendment No. 1 Effective Date, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” shall mean June 10, 2016.

(b)           The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following:

““Applicable Margin”:

(a)           with respect to the Initial Tranche B Term Loans, (i) in the case of ABR Loans, 5.00% per annum and (ii) in the case of Eurodollar Loans, 6.00% per annum.

(b)           with respect to the Revolving Loans and the Swingline Loans, as of any date of determination and with respect to the ABR Loans or the Eurodollar Loans, as applicable, the per annum applicable margin set forth in the following table that corresponds to the Consolidated Leverage Ratio for the most recently completed fiscal quarter; provided, that for the period from the Closing Date through the delivery of financial statements for the first full fiscal quarter after the Closing Date and during any period in which there is an Event of Default for the failure to deliver any of the financial statements required pursuant to Section 6.1(a) or (b) or the certificate required pursuant to Section 6.2(b) is not delivered when due the Applicable Margin shall be set at the margin in the row styled “Level I”; provided, further, that any change in the Applicable Margin caused by a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the first date on which a Compliance Certificate is delivered pursuant to Section 6.2(b) setting forth such calculation of the Consolidated Leverage Ratio:

Level	Consolidated Leverage Ratio	ABR Loans	Eurodollar Loans
I	> 5.0:1.0	5.00%	6.00%
II	< 5.0:1.0>4.5:1.0	4.75%	5.75%
III	<4.5:1.0	4.50%	5.50%

; provided that, to the extent any of the audited and unaudited financial statements, reports and certificates required by Section 6.1(a), 6.1(b), 6.1(c) or 6.2(a) in respect of the fiscal year ended December 31, 2015 or the fiscal quarter ended March 31, 2016 have not been delivered to the Administrative Agent on or prior to June 30, 2016, the Applicable Margin as set forth in clause (a)(i), (a)(ii) and at each Level and column in the table in clause (b) shall, effective on and as of July 1, 2016, be increased in each case by 0.125% per annum”.

(c)           Section 6.1 of the Credit Agreement is hereby amended by adding the following new paragraph after clause (c) therein:

“The Borrower shall hold quarterly conference calls for the Lenders and the Administrative Agent to discuss financial information for each quarter (it being understood that such quarterly conference calls may be the same conference call as with the Borrower’s, Holdings’s or Public Company’s equity investors, bondholders and/or analysts).  The conference calls will be held promptly following the last day of each fiscal quarter of the Borrower and not later than 10 Business Days from the date on which the financial statements are required to be furnished pursuant to Section 6.1(a) or (b).  No fewer than two (2) Business Days prior to the conference call, the Borrower shall provide the Lenders and the Administrative Agent written notice thereof.  The Borrower shall permit Lenders and the Administrative Agent to pose any questions on such conference calls to the Borrower regarding Borrower’s results of operations, financial position and business, and the Borrower shall respond to such questions on such conference calls in reasonable detail (it being understood that no such response by Borrower shall require it to disclose or permit the discussion of, any document, information or other matter (i) that constitutes Holdings’, Borrower’s or any of its Subsidiaries’ trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided, that, in each case, Borrower explains the reason it cannot provide such response).”

(d)           A new sentence shall be added to the end of Section 6.2 of the Credit Agreement which shall read as follows: “From the Amendment No. 1 Effective Date and until such time as all of the audited and unaudited financial statements, reports and certificates required by Section 6.1(a), 6.1(b), 6.1(c) or 6.2(a) in respect of the fiscal year ended December 31, 2015 and the fiscal quarter ended March 31, 2016 have been delivered to the Administrative Agent, the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) (x) copies of any notice of default delivered by Wilmington Trust, National Association, as trustee under the Senior Notes Indenture (or any notice of default delivered by any holders of the Senior Notes), and (y) any amendment, waiver, supplement or modification to the Senior Notes Indenture (other than to the extent filed with the SEC), in each case, within two Business Days after receipt of such notice or the effectiveness of such amendment, waiver, supplement or modification, as the case may be.”

(e)           Section 8(d) of the Credit Agreement is hereby amended and restated in its entirety and replaced with the following: “(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) knowledge of a Responsible Officer of Borrower of such default, (ii) with respect to obligations of the Borrower to furnish or deliver financial statements and other documents or information required to be delivered pursuant to Section 6.1(a),  6.1(b), 6.1(c) or 6.2(a) , the date by which such documents or information are required to be delivered under the Credit Agreement, or (iii) notice to the Borrower from the Administrative Agent or the Required Lenders; or”.

(f)            Notwithstanding any amendments, waivers or other matters set forth herein or the Loan Documents, it is acknowledged and agreed by the Group Members that: (i) with respect to any quarterly period ending on or before March 31, 2016, the time period to cure the financial covenants set forth in Section 7.1 using the Cure Right (the “Section 8 Equity Cure”) has elapsed and such Section 8 Equity Cure is not available for any such quarterly periods and (ii) any covenant or other provision in the Loan Documents that imposed limits on the Group Members during periods when a Default or an Event of Default is occurring (including, without limitation, a Default or Event of Default arising under Section 7.6 (concerning Restricted Payments)), shall be deemed not satisfied as if a Default or Event of Default, as the case may be, had existed under Section 8(d) of the Credit Agreement as a result of certain breaches of Section 6.1(a), (b) and 6.2(c) of the Credit Agreement for the period from March 31, 2016 until the earlier of (x) the date the Specified Deliverables are furnished and (y) July 31, 2016.

Section 3.         Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective when, and only when, the following conditions precedent have been satisfied (the date of such effectiveness, the “Amendment No. 1 Effective Date”):

(a)           Administrative Agent shall have received counterparts of this Amendment, duly executed by the Loan Parties and Lenders sufficient to constitute the Required Lenders, and this Amendment shall have become effective prior to 11:59pm on June 10, 2016.

(b)           After giving effect to the limited waivers set forth in Section 1 hereof, all of the representations and warranties set forth in Section 4 hereof are true and correct in all respects as of the Amendment No. 1 Effective Date.

(c)            The Administrative Agent shall have received for the account of the Lenders that submit an executed counterpart hereto, a cash amount (the “Consent Amount”) equal to 0.25% of the principal amount of such Lenders’ aggregate Tranche B Term Loans and Revolving Commitments (such Consent Amount to be promptly distributed by the Administrative Agent to such Lenders).

(d)           The Borrower shall have paid all reasonable and documented (with supporting documentation) out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of (i) Cahill Gordon & Reindel LLP, counsel for the Administrative Agent with respect thereto and (ii) Stroock & Stroock & Lavan LLP, counsel for certain of the Lenders with respect thereto); provided that the Borrower shall not be required to reimburse any fees, costs and expenses (including, without limitation the fees and expenses of any counsel or financial advisor to the Lenders) of the Lenders (excluding those required to be paid to the Administrative Agent and its counsel mentioned in clause (i) pursuant to the foregoing) which exceed $100,000 in aggregate collectively for all Lenders.

Section 4.         Representations and Warranties

On and as of the Amendment No. 1 Effective Date after giving effect to this Amendment, each Loan Party hereby represents and warrants to each Lender party hereto as follows:

(a)           this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing;

(b)           no Default or Event of Default has occurred and is continuing or would result from the consummation of this Amendment and the transactions contemplated hereby; and

(c)            each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or in all respects to the extent already qualified by materiality) on and as of the Amendment No. 1 Effective Date as if made on and as of the Amendment No. 1 Effective Date (other than representations and warranties which speak only as of a certain date, which representations and warranties shall be true and correct in all material respects (or in all respects to the extent already qualified by materiality) only on such date).

(d)           Other than the Senior Notes Financial Deliveries Default, there are no defaults or events of default under any other documents governing Indebtedness of any Group Member the outstanding principal amount of which exceeds in the aggregate the greater of (x) $50,000,000 and (y) 4.5% of Total Assets as of the date hereof.

Section 5.         Reference to and Effect on the Loan Documents

(a)           Once this Amendment shall become effective, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b)           Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.  Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Credit Agreement are intended or implied, and in all other respects the Obligations, Credit Agreement and Loan Documents are hereby specifically ratified, restated and confirmed by the Group Members as of the effective date hereof.  The Group Members hereby agree that this Amendment shall in no manner affect or impair the Obligations or the Liens securing the payment and performance thereof.  Each Group Member hereby ratifies and confirms all of its respective obligations and liabilities under the Credit Agreement and each other Loan Document to which it is party, as expressly modified herein, and ratifies and confirms all Liens securing such obligations and liabilities.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d)           This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.  It shall be an Event of Default under the Credit Agreement if the Borrower or any other Group Member fails to perform, keep or observe any term, provision, condition, covenant or agreement contained in this Amendment or if any representation or warranty made by any Group Member under or in connection with this Amendment shall be untrue, false or misleading in any respect when made. To the extent of conflict between the terms of this Amendment and the Credit Agreement, the terms of this Amendment shall control.

Section 6.         Post Amendment No. 1 Effective Date Covenant

The Loan Parties shall deliver to the Administrative Agent on or before the date which is 90 days after the Amendment No. 1 Effective Date (which period may be extended by the Administrative Agent from time to time in its reasonable discretion) with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Administrative Agent:

(a)           an amendment to the existing Mortgage (the “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Administrative Agent;

(b)           a date down endorsement to the existing title policy, which shall be in form and substance reasonably satisfactory to the Administrative Agent and reasonably assure the Administrative Agent as of the date of such endorsement that the real property subject to the Lien of such Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage;

(c)           evidence of payment of all search charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above;

(d)           such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement to the title policy contemplated in this Section 6 and evidence of payment of all applicable title insurance premiums required for the issuance of the endorsement to the title policy contemplated in this Section 6; and

(e)           such other documentation with respect to the Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the enforceability, validity and perfection of the Lien in favor of the Secured Parties.

Section 7.         Execution in Counterparts

This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including without limitation Adobe pdf file) shall be effective as delivery of a manually executed counterpart hereof.

Section 8.         Reaffirmation

Each Loan Party, by its signature below, hereby affirms and confirms that on and after the Amendment No. 1 Effective Date (i) its obligations under each of the Loan Documents to which it is a party and (ii) its guarantee of the Secured Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Secured Obligations, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Secured Obligations.

Section 9.         Lender Signatures

Each Lender that signs a signature page to this Amendment shall be deemed to have approved this Amendment and shall be further deemed for the purposes of the Loan Documents to have approved this Amendment.  Each Lender signatory to this Amendment agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.

Section 10.      Governing Law

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11.      Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

Section 12.      Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 13.      Severability

Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.      Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Lenders, the parties hereto and their respective successors and permitted assigns.

Section 15.      Submission to Jurisdiction; Waiver

Each of the parties hereto hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Amendment, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, in each case, located in the Borough of Manhattan;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 15 any special, exemplary, punitive or consequential damages; provided that nothing contained in this Section 15 shall limit the Borrower’s indemnity and reimbursement obligations to the extent set forth in Section 10.5 of the Credit Agreement.

Section 16.      Acknowledgements.

Each of the Loan Parties hereby acknowledges that:

(a)           such Loan Party has been advised by counsel in the negotiation, execution and delivery of this Amendment;

(b)           neither any Agent nor any Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between any Agent and Lenders, on one hand, and such Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

Section 17.      Waiver of Jury Trial.

THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

21ST CENTURY ONCOLOGY, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

21ST CENTURY ONCOLOGY HOLDINGS, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

21C EAST FLORIDA, LLC
21ST CENTURY OF FLORIDA ACQUISITION, LLC
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY, MARYLAND LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
21ST CENTURY ONCOLOGY OF KENTUCKY, LLC
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY OF WASHINGTON, LLC
21ST CENTURY ONCOLOGY SERVICES, LLC
21ST CENTURY ONCOLOGY, LLC
AHLC, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
ASHEVILLE CC, LLC
ASSOCIATES IN RADIATION ONCOLOGY SERVICES, LLC
ATLANTIC UROLOGY CLINICS, LLC
AURORA TECHNOLOGY DEVELOPMENT, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
BOYNTON BEACH RADIATION ONCOLOGY, L.L.C.

CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CAREPOINT HEALTH SOLUTIONS, LLC
CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
CAROLINA REGIONAL CANCER CENTER, LLC
DERM-RAD INVESTMENT COMPANY, LLC
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC.
GETTYSBURG RADIATION, LLC
GOLDSBORO RADIATION THERAPY SERVICES, LLC
JACKSONVILLE RADIATION THERAPY SERVICES, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
ONCURE HOLDINGS, INC.
ONCURE MEDICAL CORP.
PHOENIX MANAGEMENT COMPANY, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
RVCC, LLC
SAMPSON ACCELERATOR, LLC
SAMPSON SIMULATOR, LLC
SOUTH FLORIDA RADIATION ONCOLOGY, LLC
TREASURE COAST MEDICINE, LLC
U.S. CANCER CARE, INC.
USCC FLORIDA ACQUISITION, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

PALMS WEST RADIATION THERAPY, L.L.C.
By:	21st Century Oncology, LLC
Its:	Sole Member

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

SOUTH FLORIDA MEDICINE, LLC
SFRO HOLDINGS, LLC

By:	/s/ Frank English
Name:	Frank English
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Lender

By:	/s/ Lisa Hanson
Name:	Lisa Hanson
Title:	Authorized Signatory

[LENDER SIGNATURE PAGE ATTACHED TO POSTING MEMO]